SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 27, 2007
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2007, the Compensation Committee of the Board of Directors of the Company established a special incentive program for seven individuals whom the Committee believes have the greatest potential impact on driving domestic sales and earnings before interest and taxes ("EBIT") growth. Among the participants in the program are Mr. Jones, Chief Executive Officer of the Company, Mr. Gruen, Executive Vice President, Merchandising and Marketing, and Mr. Armstrong, Executive Vice President, U.S. Stores. Under the program, participants will receive awards under the Company’s 2004 Long-Term Incentive Plan if the Company achieves fiscal 2007 EBIT that is significantly above the amount required for the payment of maximum bonuses under the Company’s Annual Incentive Plan. These awards, which would be in addition to normal awards under the 2004 Long-Term Incentive Plan, would be made in April 2008 in a combination of restricted shares and options with a value, in the aggregate, equal to the participant’s salary for fiscal 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: March 29, 2007	By: /s/ EDWARD W. WILHELM
Edward W. Wilhelm
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)